Exhibit 10.1

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

This FIRST AMENDMENT TO THE MANAGEMENT AGREEMENT (this “First Amendment”), effective as of May 7, 2015, is entered into by and between CARTER VALIDUS MISSION CRITICAL REIT II, INC., a Maryland corporation (the “Company”), CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (the “Partnership”) and CARTER VALIDUS REAL ESTATE MANAGEMENT SERVICES II, LLC, a Delaware limited liability company (the “Property Manager”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Management Agreement (defined below).

WHEREAS, the Company, the Partnership and the Property Manager are parties to that certain Management Agreement, dated May 19, 2014 (the “Management Agreement”); and

WHEREAS, the Company, the Partnership and the Property Manager desire to amend the Management Agreement as set forth herein in order to clarify certain leasing fees payable to the Property Manager.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 4.1

Section 4.1 of the Management Agreement is hereby amended and restated in its entirety as follows:

4.1 Management Fees.

(a)	The Owner shall pay the Manager or any of its Affiliates property management and leasing fees (the “Management Fees”), on a monthly basis, equal to: three percent (3.0%) of gross revenues from the Properties managed. Except as otherwise set forth herein, the Owner shall also reimburse the Manager for any costs and expenses incurred by the Manager in connection with managing the Properties. In addition, in the event that the Owner contracts, directly, with a third-party property manager in respect of a property, the Owner, in its sole discretion, may pay Manager an oversight fee in an aggregate amount of up to one percent (1.0%) of the Gross Revenues of the property managed (the “Oversight Fee”); provided, however, that in no event shall the Owner pay both Management Fees and an Oversight Fee to Manager with respect to the same property.

(b)

Notwithstanding the foregoing, the Manager may be entitled to receive higher fees in the event the Manager can demonstrate to the satisfaction of the board of directors of the Company (including a majority of the Independent Directors) through empirical data that a higher competitive fee is justified for the services rendered and the type of Property managed. As described in Section 2.6 above, in the event that the Manager properly engages one or more third parties to perform the services described herein, the fees payable to such parties for such services will be deducted from the Management Fees, or paid directly by the Manager, at the Manager’s option. The Manager’s compensation under this Section 4.1 shall apply to all renewals, extensions or expansions of leases which the Manager originally negotiated.

(c)	In the event Manager assists with planning and coordinating the construction of any tenant improvements or capital improvements, Manager shall be entitled to receive from the Owner for any such tenant improvement an amount equal to not greater than five percent (5.0%) of the cost of such improvements.

2.	Addition of Section 4.4

The following is hereby inserted into the Management Agreement as Section 4.4:

4.4 Leasing Fees. In addition to the compensation paid to Manager under Section 5.1 above, Manager shall be entitled to receive a separate fee for the Leases of new tenants and renewals or expansions of existing Leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (the “Leasing Fees”).

3.	Governing Law.

The provisions of this First Amendment shall be construed and interpreted in accordance with the laws of the State of Florida, and venue for any action brought with respect to any claims arising out of this First Amendment shall be brought exclusively in Hillsborough County, Tampa.

4.	Counterparts.

This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Management Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Management Agreement as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the date first set forth above.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

By:	/s/ John E. Carter
John E. Carter Chief Executive Officer

CARTER VALIDUS REAL ESTATE MANAGEMENT SERVICES II, LLC

By:	/s/ Lisa Drummond
Lisa Drummond Chief Operating Officer and Secretary

CARTER VALIDUS OPERATING PARTNERSHIP II, LP

By:	Carter Validus Mission Critical REIT II, Inc., its General Partner

By:	/s/ John E. Carter
John E. Carter Chief Executive Officer